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       Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



       We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-24865) of Medical Resources, Inc. for the registration of 8,458,607 shares of its common stock and to the incorporation by reference therein of our report dated February 29, 1996, with respect to the consolidated financial statements and schedule of Medical Resources, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                           /s/ ERNST & YOUNG LLP

       Tampa, Florida
       January 5, 1998